Exhibit 16.1

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC USA 20549

Re:	Tapslide, Inc. (formerly Almadoro Minerals Corp.)

This letter will confirm that we reviewed Item 4.01 of the Company’s Form 8-K dated September 17, 2008, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 18, 2008